UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009 (February 11, 2009)

RETAIL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4150 E. Fifth Avenue Columbus, Ohio (Address of principal executive offices)		43219 (Zip Code)
Registrant’s telephone number, including area code: (614) 238-4148
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 11, 2009, Filene’s Basement, Inc. (“Filene’s Basement”), a wholly owned subsidiary of Retail Ventures, Inc. (the “Company”), entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement dated January 23, 2008, as amended (the “Loan Agreement”), among Filene’s Basement, National City Business Credit, Inc. (“National City”), Wells Fargo Retail Finance, LLC and Wachovia Capital Finance Corporation. Concurrently, the Company entered into a Last Out Participation Agreement with National City, as Administrative Agent and Collateral Agent (“Agent”) under the Loan Agreement (the “Participation Agreement”). Pursuant to the Participation Agreement, the Company has made available an aggregate of $7,500,000 which may used by the Agent to fund overadvances in an amount of $7,500,000 beyond the applicable borrowing base provided under the Loan Agreement. The Agent may also draw such amount upon certain trigger events related to the exercise of its rights and remedies under the Loan Agreement. The Company will acquire, from the Revolving Credit Lenders (as defined in the Loan Agreement), a non-voting, subordinated last out participation interest in the Loans (as defined in the Loan Agreement) to the extent such amount is drawn upon by the Agent. The Company does not have the right to recover any portion of its participation interest unless and until all amounts owed to the Revolving Credit Lenders under the Loan Agreement (as it may be amended from time to time by the lenders and Filene’s Basement) are repaid in full and certain costs and expenses of National City are reimbursed.
The Company believes that for Filene’s Basement to satisfy its obligations as they come due, Filene’s Basement may need additional liquidity beyond these permitted overadvances. However, under the terms of the Participation Agreement, the Company is not required to provide additional funding to Filene’s Basement or required or entitled to purchase additional participations in the Loan Agreement beyond the $7,500,000 discussed above. Although the Loan Agreement is secured by certain assets of Filene’s Basement, there can be no assurance as to the amount that could be realized from the sale of such collateral or whether the Revolving Credit Lenders would seek remedies against such collateral or would instead elect to recover from the Company under the Company’s ongoing guarantee of all of the obligations of Filene’s Basement under the Loan Agreement. If obligations under the Loan Agreement were to be accelerated by the Revolving Credit Lenders, and the lenders were to elect to seek repayment from the Company, the Company currently does not have sufficient liquidity to immediately satisfy such a repayment obligation under such guarantee, absent a capital raising transaction. Although such a capital raising transaction could include the sale or collateralization of shares of common stock of DSW Inc. (“DSW”) or a sale of equity by the Company, no assurance may be given that any such transaction can be successfully pursued or timely consummated.
Certain events of bankruptcy, insolvency or reorganization relating to us or our Significant Subsidiaries (as defined in the indenture for the PIES, as defined below) constitute automatic acceleration events that lead to the Company’s 6.625% Mandatorily Exchangeable Notes due September 15, 2011 (the “PIES”) becoming immediately due for exchange into DSW Class A Common Shares. The maximum aggregate number of DSW Class A Common Shares deliverable upon exchange of the PIES is 5,244,575 DSW Class A Common Shares, subject to adjustment as provided in the PIES. For example, if the Company or a Significant Subsidiary commences a proceeding seeking liquidation, reorganization or similar relief under any bankruptcy law, our obligations under the PIES will automatically accelerate. In such event, in addition to the PIES becoming due for exchange, the accrued and unpaid coupons and yield maintenance premium (collectively “yield maintenance premium”) would also be due and payable in cash, the amount of which varies depending on when the acceleration occurs, but is currently estimated to be $25.2 million. However, in lieu of paying cash, at our election and in accordance with the indenture and collateral agreement for the PIES, this amount could be payable in additional DSW Class A Common Shares. The number of DSW Class A Common Shares deliverable to holders, in respect of the principal amount of the PIES and, if we were to so elect, the accrued and unpaid coupons and yield maintenance premium, would be calculated based on the then-current market prices of the DSW Class A Common Shares. At the market price of DSW Class A Common Shares as of the date hereof, the maximum number of DSW Class A Common Shares deliverable under the indenture in exchange for the principal amount of the PIES would be deliverable. Upon any acceleration of our obligations under the PIES, we would lose the opportunity to benefit from any appreciation in the value of DSW Class A Shares delivered to the holders of the PIES and, if the yield maintenance premium were paid in cash, such payment would materially adversely affect the liquidity of the Company.
As previously disclosed, the Company and Filene’s Basement are continuing to explore strategic alternatives to seek to address the liquidity risk at both companies. DSW has not guaranteed the Loan Agreement or the PIES, and the Company is not aware of any liquidity difficulties at DSW.
The forgoing description is qualified in its entirety by reference to the terms of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and by reference to the terms of the Indenture and Collateral Agreement governing the PIES, which are filed as Exhibits 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed on August 22, 2006. All of the forgoing Exhibits are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above on this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement entered into by and among Filene’s Basement, Inc., National City Business Credit, Inc., Wells Fargo Retail Finance, LLC and Wachovia Capital Finance Corporation (Central) on February 11, 2009.

10.2	Last Out Participation Agreement entered into by and among National City Business Credit, Inc. and Retail Ventures, Inc. on February 11, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: February 13, 2009	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary